EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on amended Form S-1 of CS Financing Corporation of our report dated January 21, 2005 relating to the consolidated financial statements of Hennessey Financial, LLC and Subsidiary for the year ended December 31, 2004, which appears in this Registration Statement.  We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Virchow Krause & Company, LLP

Minneapolis, Minnesota
July 19, 2006